Exhibit 27(e)(4)

                                          LIFE INSURANCE APPLICATION

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[logo]PHOENIX  One American Row                                                                           LIFE INSURANCE APPLICATION
               PO Box 5056
               Hartford CT  06102-5056

               (COLI Administration H-G)

Company is defined as:  [ ] Phoenix Life Insurance Company
                        [ ] Phoenix Life and Annuity Company

PLEASE PRINT OR TYPE THE FOLLOWING INFORMATION, INDICATE YOUR CONSENT AND THEN SIGN AND DATE THIS FORM.
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Print Name as it is to appear on policy (First, Middle, Last)   Sex           Birthdate (Month, Day, Year)    Social Security Number
                                                                 [ ] Male
                                                                 [ ] Female
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Check one of the following
[ ] YES   I consent to have insurance purchased on my life. I understand that my employer will have all the rights of ownership, will pay all premiums and will be the beneficiary of the policy. I understand the reason for this insurance and authorize my employer to purchase additional insurance on my life in the future without obtaining further consent from me.
          If yes, have you smoked cigarettes in the past 12 months?
                [ ] YES, I have smoked cigarettes in the past 12 months
                [ ] NO,  I have not smoked cigarettes in the past 12 months

[ ] NO    I do not consent to have insurance purchased on my life.
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Check one of the following
[ ] Yes, I am ACTIVELY-AT-WORK*
[ ] No,  I am not ACTIVELY-AT-WORK*
*ACTIVELY-AT-WORK is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for. The Company, as defined above, reserves the right to request recertification of the above information for deaths occurring within two years of the application date or any increase thereafter and to contest any claim during that period.
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ADDITIONAL COMMENTS
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Proposed Insured's Signature                                                    Date
X
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Witness Signature                                                               Date
X
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OL4010                                                                                                                          1-02
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